                                                                    Exhibit 99.1

                                  [HEXCEL LOGO]

                                  NEWS RELEASE

--------------------------------------------------------------------------------
  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666
--------------------------------------------------------------------------------

                                          CONTACT:    INVESTORS:
                                                      STEPHEN C. FORSYTH
                                                      (203) 969-0666 EXT. 425
                                                      STEPHEN.FORSYTH@HEXCEL.COM

                                                      MEDIA:
                                                      MICHAEL BACAL
                                                      (203) 969-0666 EXT. 426
                                                      MICHAEL.BACAL@HEXCEL.COM

                    HEXCEL REPORTS 2002 FIRST QUARTER RESULTS

FIRST QUARTER, 2002 HIGHLIGHTS:

o ADJUSTED EBITDA IMPROVES TO $25.8 MILLION COMPARED TO $19.9 MILLION IN THE FOURTH QUARTER, 2001 DESPITE $17.0 MILLION SALES DECLINE.

o GROSS MARGIN IMPROVES TO 17.8% OF NET SALES FROM 14.7% IN THE FOURTH QUARTER, 2001.

o TOTAL EMPLOYMENT REDUCED BY A FURTHER 10% IN THE QUARTER AS BUSINESS RESTRUCTURING AND FIXED COST REDUCTION PROGRAM PROCEEDS AS PLANNED.

o NET DEBT INCREASES BY ONLY $13.4 MILLION TO $687.7 MILLION IN THE QUARTER. CASH RESTRUCTURING COSTS WERE $9.4 MILLION.

======================================================================================================
                                                                          QUARTER ENDED,
                                                                 MARCH 31,            DECEMBER 31,
                                                           -------------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                          2002        2001             2001
------------------------------------------------------------------------------------------------------
Net sales                                                   $222.1      $276.2           $239.1
Gross margin %                                               17.8%       21.8%            14.7%
Adjusted operating income (a)                                $14.0       $23.7             $2.8
Adjusted operating income % (a)                               6.3%        8.6%             1.2%
Adjusted EBITDA (b)                                          $25.8       $38.9            $19.9
Provision for income taxes (c)                                $2.5        $2.2            $31.5
Equity in earnings (losses) of and a write-down of an
  investment in affiliated companies                         $(2.4)       $1.4           $(10.1)
Net income (loss)                                            $(9.2)       $5.5          $(413.8)
Diluted net income (loss) per share                         $(0.24)      $0.15          $(10.88)
======================================================================================================

(a) Excludes business consolidation and restructuring expenses, and the fourth quarter 2001 impairment of goodwill and other purchased intangibles. As of January 1, 2002, the Company adopted FAS 142 and ceased amortizing goodwill. Goodwill amortization was $3.2 million in the first quarter of 2001 and $2.8 million in the fourth quarter of 2001.
(b) Excludes business consolidation and restructuring expenses, impairment of goodwill and other purchased intangibles, interest, taxes, depreciation, amortization, equity in earnings (losses) of and a write-down of an investment in affiliated companies, and an extraordinary gain on early retirement of debt.
(c) The 2001 fourth quarter results reflect the impact of the write-down of U.S. deferred tax assets and the impact of ceasing to record the tax benefits from U.S. operating losses commencing in the second quarter of 2001.

STAMFORD, CT. April 23, 2002 - Hexcel Corporation (NYSE/PCX: HXL) today reported results for the first quarter of 2002. Net sales for the 2002 first quarter were $222.1 million as compared to $276.2 million for the 2001 first quarter and $239.1 million for the 2001 fourth quarter. Adjusted EBITDA for the first quarter of 2002 was $25.8 million versus $38.9 million for the first quarter of 2001 and $19.9 million for the fourth quarter of 2001.

Net loss for the 2002 first quarter was $9.2 million, or $0.24 per diluted share, compared to net income of $5.5 million, or $0.15 per diluted share, for the first quarter of 2001, and a net loss of $413.8 million, or $10.88 per diluted share, for the fourth quarter of 2001. Excluding business consolidation and restructuring expenses and the fourth quarter 2001 impairment charges, the Company's pretax loss for the first quarter of 2002 was $3.6 million as compared to pretax income of $7.4 million in the first quarter of 2001 and a pretax loss of $12.4 million in the fourth quarter of 2001.

CHIEF EXECUTIVE OFFICER COMMENTS

Mr. David E. Berges, the Chairman, President and CEO of Hexcel Corporation said, "While much remains to be done to improve the performance of our company, the first quarter demonstrated our commitment to react to market challenges. Dramatic cost removals and good cash management mitigated the potential impact of major revenue declines in two of our most important markets. As expected, commercial aerospace revenues declined by 30% compared to the same quarter last year, and our electronics revenues continued to be off more than 50%. These declines were offset in part by 7.8% higher revenues from our other market segments, but in total Hexcel had to respond to a 19.6% sales drop compared to the first quarter, 2001.

Compared to the fourth quarter of 2001, sales declined 7.1% but Adjusted EBITDA increased by $5.9 million, or 29.6%."

"During the quarter we completed most of our previously announced restructuring actions to generate the 20% reduction in cash fixed costs committed to in November. Cash fixed costs for the quarter were $17.9 million lower than in the first quarter of 2001 and $8.4 million lower than in the fourth quarter of 2001, which already reflected some of the benefits of our actions. As revenues declined and we implemented these actions, our total employment was reduced by a further 10% in the quarter in addition to the 10% reduction accomplished during the fourth quarter of 2001."

Mr. Berges added, "Our net debt increased by less than we had expected in the quarter. Historically, the Company uses cash in the first quarter; but even with the impact of $9.4 million of cash restructuring payments in the quarter, and certain other non-recurring payments of about $8.0 million, net debt only increased by $13.4 million. So, for the difficult two quarters following September 11th, we have used only $10 million in cash despite spending $16 million on restructuring. As the year progresses, we hope to be able to generate cash."

In conclusion, Mr. Berges observed, "With our costs moving down in line with sales, and good progress on cash management, we're now able to direct part of our attention to the long term growth targets that had us so excited before September."

REVENUE TRENDS

Consolidated revenues for the 2002 first quarter of $222.1 million were 19.6% lower than the 2001 first quarter revenues of $276.2 million, reflecting the sharp reduction in sales to both the commercial aerospace and electronics markets. The impact from these market changes was offset in part by continued growth in sales to industrial applications such as soft body armor, wind turbine blades and impact protection for automobiles. The change in foreign exchange rates accounted for only $3.5 million of the year over year sales decline. Consolidated revenues for the 2002 first quarter were 7.1% lower than 2001 fourth quarter revenues of $239.1 million.

o COMMERCIAL AEROSPACE. Sales to aircraft producers and their subcontractors declined in the quarter, reflecting the impact of reducing commercial aircraft build rates. Revenues for the 2002 first quarter were $101.4 million, or 30.0% lower than 2001 first quarter revenues of $144.8 million, and 18.4% lower than the fourth quarter of 2001.

o SPACE & DEFENSE. Revenues for the first quarter of 2002 were $37.2 million, 5.1% higher than the first quarter of 2001 revenues of $35.4 million, but 6.3% lower than the unusually strong fourth quarter of 2001. While the Company's space & defense revenues tend to vary quarter to quarter, sales associated with military aircraft and helicopters continue to trend upwards as the new generation of military aircraft in the United States and Europe ramp up in production. The Company benefits from programs such as the F/A 18E/F, the F-22, the V-22, the C-17 and Euro-fighter. The Company will also benefit from new programs such as the Joint Strike Fighter and the A-400M.

o ELECTRONICS. The severe industry downturn and inventory correction in the global electronics market first became evident at the end of the first quarter of 2001. Accordingly, sales for the first quarter of 2002 of $16.5 million were down $18.2 million, or 52.4%, compared to the same quarter last year. While sales in the first quarter of 2002 did improve by $4.9 million compared to the record low fourth quarter of 2001, there is still no evidence of a substantial recovery in this market.

o INDUSTRIAL. Reflecting the continued strength in demand for the Company's products used in soft body armor, wind energy and automotive applications, among other markets, sales were $67.0 million in the first quarter of 2002 compared to $61.3 million in the first quarter of 2001, an increase of 9.3%. Compared to revenues of $63.6 million in the fourth quarter of 2001, sales were 5.3% higher.

GROSS MARGIN AND ADJUSTED OPERATING INCOME

Gross margin for the first quarter of 2002 was $39.6 million, or 17.8% of net sales, compared with $60.1 million, or 21.8% of net sales, for the first quarter of 2001, and $35.2 million, or 14.7% of net sales, for the fourth quarter of 2001. Year over year gross margins declined as a result of reduced commercial aerospace sales and the dramatic industry-wide downturn in the electronics market first seen towards the end of the first quarter, 2001. The gross margin improvement seen in the first quarter of 2002 as compared to the fourth quarter of 2001 reflects, in part, the benefits of the cash fixed cost reductions associated with the restructuring program announced in November 2001.

Adjusted operating income for the 2002 first quarter was $14.0 million, or 6.3% of net sales, compared to $23.7 million, or 8.6% of net sales, for the 2001 first quarter, and $2.8 million, or 1.2% of net sales, for the fourth quarter of 2001. Excluding the $3.2 million benefit of the new accounting standard for the amortization of goodwill, selling, general and administrative expenses in the first quarter of 2002 of $21.6 million were $6.9 million lower than the first quarter of 2001and $3.4 million lower than the fourth quarter of 2001.

RESTRUCTURING PLAN

On November 7, 2001, Hexcel announced a restructuring program to both reduce its cash fixed costs by 20%, or $60 million, and to reduce direct employment in line with customer orders. These actions were required to size the Company's cost structure with its changed business environment. The Company continued the implementation of this program during the first quarter of 2002, further reducing its workforce by 582, or over 10%, to 4,794 employees in addition to the 629 person reduction in the fourth quarter, 2001. The aggregate cash payments made in conjunction with this restructuring program and prior restructuring initiatives were $9.4 million during the quarter, with the remaining estimated restructuring cash payments of approximately $25.0 million to be made over the next three quarters.

SENIOR CREDIT FACILITY AMENDMENT

As previously announced, on January 25, 2002, the Company's bank syndicate approved an amendment to its Senior Credit Facility. The amendment provides for, among other matters, revised financial covenants that accommodate the Company's anticipated financial performance through the year 2002. This amendment will permit the Company to focus on better serving its customers during the year and executing its cost reduction and performance improvement plans. Included in interest expense in the first quarter of 2002 was $1.7 million of fees and expenses incurred in connection with the bank amendment. The Company was in compliance with its revised financial covenants at the end of the first quarter of 2002.

TAXES

The Company's tax provision of $2.5 million in the first quarter of 2002 was for taxes on European income, and reflects the impact of the establishment of a non-cash valuation allowance on all currently generated U.S. net operating losses.

EQUITY IN LOSSES

The equity in losses of affiliated companies was $2.4 million for the first quarter of 2002, reflecting the on-going impact of the electronics market decline on the Company's Asian Electronics joint venture and start-up losses associated with the Structures joint ventures in China and Malaysia. These losses by affiliates do not affect the Company's cash flows. Equity in earnings of affiliated companies was $1.4 million for the first quarter of 2001.

DEBT AND CASH FLOW

Total debt, net of cash, increased by $13.4 million to $687.7 million as of March 31, 2002, compared to December 31, 2001. In the past, the Company has tended to use cash in the first quarter of each year. Cash business consolidation and restructuring payments were $9.4 million during the quarter. In addition, the Company made certain other non-recurring cash payments of about $8.0 million in the quarter. Inventories remained virtually unchanged during the quarter. The Company had undrawn revolver and overdraft revolver availability under its Senior Credit Facility of $65.2 million as of March 31, 2002.

The Company will be holding a conference call at 11:00 A.M. today to discuss its first quarter results. The call will be available in the investor information section of Hexcel's web site (WWW.HEXCEL.COM). In addition, the Company will be presenting at the Bear Stearns Eleventh Annual Credit Research Conference this afternoon at 3:00 P.M. The presentation will be webcast and also available on Hexcel's web site.

                                      *****

Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and composite structures for use in commercial aerospace, space and defense, electronics, and industrial applications.

                                      *****

--------------------------------------------------------------------------------

                    DISCLAIMER ON FORWARD LOOKING STATEMENTS

This press release contains statements that are forward looking, including statements relating to market conditions (including commercial and military aircraft build rates and demand for electronics and industrial products), sales volumes, cost reductions from its restructuring programs together with their associated improvements, manufacturing productivity, gross margin performance, EBITDA, equity in earnings (losses) of affiliated companies, working capital management and that the amendment to its Senior Credit Facility will accommodate its anticipated performance in 2002. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events.

--------------------------------------------------------------------------------

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
                                                                 UNAUDITED
                                                          -----------------------
                                                          QUARTER ENDED MARCH 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                         2002         2001
--------------------------------------------------------------------------------
Net sales                                                  $  222.1     $  276.2
Cost of sales                                                 182.5        216.1
--------------------------------------------------------------------------------
Gross margin                                                   39.6         60.1

Selling, general and administrative expenses                   21.6         31.7
Research and technology expenses                                4.0          4.7
Business consolidation and restructuring expenses               0.7          1.1
--------------------------------------------------------------------------------
  Operating income                                             13.3         22.6

Interest expense                                               17.6         16.3
--------------------------------------------------------------------------------
Income (loss) before income taxes                              (4.3)         6.3
Provision for income taxes                                      2.5          2.2
--------------------------------------------------------------------------------
  Income (loss) before equity in earnings                      (6.8)         4.1
Equity in earnings (losses) of affiliated companies            (2.4)         1.4
--------------------------------------------------------------------------------
  Net income (loss)                                        $   (9.2)    $    5.5
================================================================================

Net income (loss) per share:
  Basic                                                    $  (0.24)    $   0.15
  Diluted                                                  $  (0.24)    $   0.15

Weighted average shares (a):
  Basic                                                        38.2         37.2
  Diluted                                                      38.2         38.1
================================================================================

(a) The Company's convertible subordinated notes, due 2003, and its convertible subordinated debentures, due 2011, were excluded from the first quarter of 2002 and 2001 computations of net income (loss) per diluted share, as they were anti-dilutive. All stock options were excluded from the first quarter of 2002 computation due to their anti-dilutive impact, while approximately
    3.9 million stock options were excluded from the first quarter of 2001 computation as their exercise price was higher than the Company's average stock price. The exercise price for these stock options ranged from $11.00 to $29.63 per share, with the weighted average price being $12.87 per share.

THE FOLLOWING SCHEDULE OF ADJUSTED AMOUNTS IS NOT BASED ON ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES, BUT IS PROVIDED TO EXPLAIN THE IMPACT OF CERTAIN ITEMS AND TO PROVIDE A MEASURE OF HEXCEL'S OPERATING PERFORMANCE IN A WAY THAT IS COMMONLY USED BY INVESTORS AND FINANCIAL ANALYSTS TO ANALYZE AND COMPARE COMPANIES. THIS SCHEDULE MAY NOT BE COMPARABLE TO SIMILARLY TITLED FINANCIAL MEASURES OF OTHER COMPANIES, DOES NOT REPRESENT ALTERNATIVE MEASURES OF HEXCEL'S CASH FLOWS OR OPERATING INCOME, AND SHOULD NOT BE CONSIDERED IN ISOLATION OR AS SUBSTITUTES FOR MEASURES OF PERFORMANCE PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

HEXCEL CORPORATION AND SUBSIDIARIES
SCHEDULE OF ADJUSTED AMOUNTS
--------------------------------------------------------------------------------
                                                                  UNAUDITED
                                                           -----------------------
                                                           QUARTER ENDED MARCH 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                           2002       2001
--------------------------------------------------------------------------------
Net income (loss) (AS REPORTED ON GAAP BASIS)                $  (9.2)   $   5.5
   Business consolidation and restructuring expenses             0.7        1.1
   Interest expense                                             17.6       16.3
   Provision for income taxes                                    2.5        2.2
   Depreciation & amortization                                  11.8       15.2
   Equity in (earnings) losses of affiliated companies           2.4       (1.4)
--------------------------------------------------------------------------------
ADJUSTED EBITDA                                              $  25.8    $  38.9
================================================================================

Operating income (AS REPORTED ON GAAP BASIS)                 $  13.3    $  22.6
   Business consolidation and restructuring expenses             0.7        1.1
--------------------------------------------------------------------------------
ADJUSTED OPERATING INCOME                                    $  14.0    $  23.7
================================================================================

                                     *****

HEXCEL CORPORATION AND SUBSIDIARIES
NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT
--------------------------------------------------------------------------------------------
                                                          UNAUDITED
                                   ---------------------------------------------------------
                                     COMMERCIAL   SPACE &
(IN MILLIONS)                        AEROSPACE    DEFENSE  ELECTRONICS  INDUSTRIAL   TOTAL
--------------------------------------------------------------------------------------------
FIRST QUARTER 2002 NET SALES
 Reinforcements                        $ 12.4      $   --     $ 16.5     $ 33.1     $ 62.0
 Composites                              64.3        33.5         --       33.9      131.7
 Structures                              24.7         3.7         --         --       28.4
--------------------------------------------------------------------------------------------
   Total                               $101.4      $ 37.2     $ 16.5     $ 67.0     $222.1
                                           46%         17%         7%        30%       100%
--------------------------------------------------------------------------------------------
FOURTH QUARTER 2001 NET SALES (a)
 Reinforcements                        $ 12.0      $   --     $ 11.6     $ 32.9     $ 56.5
 Composites                              83.3        36.1         --       30.7      150.1
 Structures                              28.9         3.6         --         --       32.5
--------------------------------------------------------------------------------------------
   Total                               $124.2      $ 39.7     $ 11.6     $ 63.6     $239.1
                                           52%         16%         5%        27%       100%
--------------------------------------------------------------------------------------------
FIRST QUARTER 2001 NET SALES (a)
 Reinforcements                        $ 14.7      $   --     $ 34.7     $ 26.4     $ 75.8
 Composites                             104.1        31.8         --       34.9      170.8
 Structures                              26.0         3.6         --         --       29.6
--------------------------------------------------------------------------------------------
   Total                               $144.8      $ 35.4     $ 34.7     $ 61.3     $276.2
                                           52%         13%        13%        22%       100%
============================================================================================

(a) As part of its restructuring program, the Company has changed the responsibility and reporting of one of its product lines effective January 1, 2002. Hexcel's business segment reporting has therefore been revised beginning with the first quarter of 2002. Coincident with this change, Hexcel has revised the names of its three reporting business segments to Reinforcements, Composites and Structures. The 2001 results have been restated for comparative purposes. The Company will provide restated segment information for prior periods as an Exhibit to a Form 8-K to be filed shortly.

HEXCEL CORPORATION AND SUBSIDIARIES
SEGMENT DATA
----------------------------------------------------------------------------------------------------------
                                                                  UNAUDITED
                                   -----------------------------------------------------------------------
                                                                                 CORPORATE
(IN MILLIONS)                        REINFORCEMENTS   COMPOSITES    STRUCTURES   & OTHER (b)    TOTAL
----------------------------------------------------------------------------------------------------------
FIRST QUARTER 2002
  Net sales to external customers        $ 62.0         $131.7        $ 28.4       $   --       $222.1
  Intersegment sales                       18.2            4.7            --           --         22.9
----------------------------------------------------------------------------------------------------------
    Total sales                            80.2          136.4          28.4           --        245.0

  Adjusted operating income (c)             3.8           15.5           0.9         (6.2)        14.0
  Depreciation and amortization             4.0            7.1           0.7           --         11.8
  Business consolidation and
   restructuring expenses                   0.3            0.4            --           --          0.7
  Capital expenditures                      0.5            1.3            --           --          1.8
----------------------------------------------------------------------------------------------------------
FOURTH QUARTER 2001 (a)
----------------------------------------------------------------------------------------------------------
  Net sales to external customers        $ 56.5         $150.1        $ 32.5       $   --       $239.1
  Intersegment sales                       16.9            4.3            --           --         21.2
----------------------------------------------------------------------------------------------------------
    Total sales                            73.4          154.4          32.5           --        260.3

  Adjusted operating income  (c)           (0.5)           9.8           0.3         (6.8)         2.8
  Depreciation and amortization             6.6            9.3           0.7          0.5         17.1
  Business consolidation and
   restructuring expenses                  15.6           20.9           5.7          8.9         51.1
  Capital expenditures                      2.0            5.4           0.3          0.2          7.9
----------------------------------------------------------------------------------------------------------
FIRST QUARTER 2001 (A)
----------------------------------------------------------------------------------------------------------
  Net sales to external customers        $ 75.8         $170.8        $ 29.6       $   --       $276.2
  Intersegment sales                       25.7            6.7            --           --         32.4
----------------------------------------------------------------------------------------------------------
    Total sales                           101.5          177.5          29.6           --        308.6

  Adjusted operating income (c)            11.4           20.7           0.6         (9.0)        23.7
  Depreciation and amortization             6.6            7.3           0.8          0.5         15.2
  Business consolidation and
   restructuring expenses                    --            1.1            --           --          1.1
  Capital expenditures                      5.9            4.2           0.2          0.3         10.6
==========================================================================================================

(a) As part of its restructuring program, the Company has changed the responsibility and reporting of one of its product lines effective January 1, 2002. Hexcel's business segment reporting has therefore been revised beginning with the first quarter of 2002. Coincident with this change, Hexcel has revised the names of its three reporting business segments to Reinforcements, Composites and Structures. The 2001 results have been restated for comparative purposes. The Company will provide restated segment information for prior periods as an Exhibit to a Form 8-K to be filed shortly.
(b)  The Company does not allocate corporate expenses to its business segments.
(c) Consists of earnings before interest, taxes, business consolidation and restructuring expenses and equity in earnings (losses) of affiliated companies.

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------
                                                                                        UNAUDITED
                                                                            ----------------------------------
                                                                                MARCH 31,      December 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                                              2002            2001
--------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                      $   3.7         $  11.6
   Accounts receivable, net                                                        138.2           140.5
   Inventories                                                                     132.0           131.7
   Prepaid expenses and other assets                                                 4.3             4.4
--------------------------------------------------------------------------------------------------------------
   Total current assets                                                            278.2           288.2

Property, plant and equipment                                                      614.8           617.0
Less accumulated depreciation                                                     (296.9)         (287.8)
--------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                                317.9           329.2

Goodwill and other purchased intangibles, net of accumulated
   amortization                                                                     72.2            72.4
Investments in affiliated companies                                                 52.5            56.9
Other assets                                                                        41.7            42.7
--------------------------------------------------------------------------------------------------------------

Total assets                                                                     $ 762.5         $ 789.4
==============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of capital lease obligations              $  17.3         $  17.4
  Accounts payable                                                                  63.4            58.6
  Accrued liabilities                                                              104.2           131.7
--------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                        184.9           207.7

Long-term notes payable and capital lease obligations                              674.1           668.5
Other non-current liabilities                                                       50.3            45.8
--------------------------------------------------------------------------------------------------------------
Total liabilities                                                                  909.3           922.0
--------------------------------------------------------------------------------------------------------------

Stockholders' equity:
  Preferred stock, no par value, 20.0 shares of stock authorized,
    no shares issued or outstanding                                                   --              --
  Common stock, $0.01 par value, 100.0 shares of stock authorized,
    shares issued of 39.6 at March 31, 2002 and 39.4 at December 31, 2001            0.4             0.4
  Additional paid-in capital                                                       288.1           287.7
  Accumulated deficit                                                             (377.1)         (367.9)
  Accumulated other comprehensive loss                                             (45.0)          (39.7)
--------------------------------------------------------------------------------------------------------------
                                                                                  (133.6)         (119.5)
  Less - Treasury stock, at cost, 1.2 shares at March 31, 2002 and
    December 31, 2001                                                              (13.2)          (13.1)
--------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        (146.8)         (132.6)
--------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                       $ 762.5         $ 789.4
==============================================================================================================

Total debt, net of cash                                                          $ 687.7         $ 674.3
==============================================================================================================

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------------
                                                                                UNAUDITED
                                                                       ----------------------------
                                                                          QUARTER ENDED MARCH 31,
(IN MILLIONS)                                                              2002            2001
---------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                      $  (9.2)        $   5.5
  Reconciliation to net cash provided by operating
  activities:
    Depreciation and amortization                                           11.8            15.2
    Deferred income taxes                                                    0.2            (3.6)
    Business consolidation and restructuring expenses                        0.7             1.1
    Business consolidation and restructuring payments                       (9.4)           (1.4)
    Equity in earnings (losses) of affiliated companies                      2.4            (1.4)
    Working capital changes and other                                       (7.6)          (12.0)
---------------------------------------------------------------------------------------------------
  Net cash provided by (used for) operating activities                     (11.1)            3.4
---------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                      (1.8)          (10.6)
---------------------------------------------------------------------------------------------------
  Net cash used for investing activities                                    (1.8)          (10.6)
---------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from credit facilities, net                                       8.2            15.5
  Repayments of long-term debt and capital lease obligations, net           (1.9)           (8.1)
  Activity under stock plans                                                 0.1             0.1
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  Net cash provided by financing activities                                  6.4             7.5
---------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                (1.4)            1.8
---------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                        (7.9)            2.1
Cash and cash equivalents at beginning of period                            11.6             5.1
---------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                               $   3.7         $   7.2
===================================================================================================

CASH PAID FOR:
  Interest                                                               $  25.6         $  25.2
  Taxes                                                                  $   1.0         $   1.9
===================================================================================================